UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026 (June 4, 2026)

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FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

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Georgia (State or other jurisdiction of incorporation)	1-16247 (Commission File Number)	58-2582379 (IRS Employer Identification No.)
1919 Flowers Circle, Thomasville, GA (Address of principal executive offices)	31757 (Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

N/A

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2026, Thomas C. Chubb, III notified the board of directors (the “Board”) of Flowers Foods, Inc. (the “Company”) of his intention to resign from the Company, effective immediately. Mr. Chubb’s decision to resign was due to competing professional demands as chairman, president and chief executive officer of Oxford Industries, Inc., and was not the result of any dispute or disagreement with the Board or the Company. The Company and the Board extend their sincere gratitude to Mr. Chubb for his six years of service on the Board and for his contributions during his tenure as a director, including his contributions as independent presiding director and chair of the Nominating/Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

Date: June 5, 2026	By:	/s/ D. Anthony Scaglione
	Name:	D. Anthony Scaglione
	Title:	Chief Financial Officer